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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

The following is a listing of all subsidiaries of 1st Source Corporation. Unless otherwise indicated, each subsidiary does business under its own name. The activities of each is described in Part I, Item I, of Form 10-K.

          NAME                     DATE OF INCORPORATION       JURISDICTION
------------------------------     ---------------------       ------------
1st Source Bank                       April 19, 1922             Indiana

1st Source Auto Leasing, Inc.*        October 29, 1973           Indiana
  (Inactive)

1st Source Insurance, Inc.*           July 12, 1978              Indiana

1st Source Travel, Inc.*              March 4, 1982              Indiana
  (Inactive)

FBT Capital Corporation               February 6, 1970           Indiana
  (Inactive)

1st Source Leasing, Inc.              November 29, 1979          Indiana

1st Source Capital Corporation*       November 16, 1983          Indiana

Trustcorp Mortgage Company            December 5, 1973           Indiana

1st Source Capital Trust I            February 20, 1997         Delaware

1st Source Capital Trust II           February 27, 1997         Delaware

Michigan Transportation

   Finance Corporation*               August 1, 1997            Michigan

1st Source Funding Corporation*       June 12, 1998             Delaware


* Wholly-owned subsidiaries of 1st Source Bank

                                       E-5